Exhibit 99.1

NEWS RELEASE
Investor Contact:
Teresa Gutierrez, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Cliff Bowers, Senior Vice President, Director of Public Relations
920-491-7542

Associated Banc-Corp Reports First Quarter Earnings of $0.27 per share
Strong commercial loan growth and record insurance revenues

GREEN BAY, Wis. -- April 21, 2016 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common equity of $40 million, or $0.27 per common share, for the quarter ended March 31, 2016. This compares to net income available to common equity of $41 million, or $0.27 per common share, for the quarter ended December 31, 2015.
"We are encouraged by several positive trends within our core businesses in the first quarter. Strong commercial loan growth coupled with improving commercial lending rates contributed to higher net interest income. We also recognized record levels of insurance commissions," said President and CEO Philip B. Flynn. "We continue to be expense disciplined as we manage through the current low interest rate environment and the energy price cycle. While pressures in the oil and gas portfolio contributed to an elevated provision, overall, the quarter benefited from higher revenues, lower expenses, and solid underlying trends."

FIRST QUARTER SUMMARY

•	Average loans of $18.9 billion grew $380 million, or 2% from the fourth quarter

◦	Total commercial lending accounted for 85% of average loan growth

•	Average deposits of $20.6 billion declined slightly from the fourth quarter

◦	The loan to deposit ratio was 93%

•	Net interest income of $172 million was slightly higher than the prior quarter, and up $4 million, or 2% from the year ago quarter

•	Net interest margin was 2.81% compared to 2.82% in the fourth quarter

•	Provision for credit losses of $20 million was flat from the fourth quarter; the allowance related to the oil and gas portfolio increased to 6.5%

•	Noninterest income of $83 million was flat from the prior quarter

•	Noninterest expenses of $174 million declined $2 million, or 1% from the prior quarter

•	During the quarter, the Company repurchased $20 million of common stock

•	Return on average CET1 was 8.6% and ROATCE was 8.7%

•	Total dividends per common share of $0.11 in the quarter, were up 10% from the year ago quarter

•	Capital ratios remain strong with a CET1 ratio of 9.3% at quarter end

FIRST QUARTER RESULTS
Loans
First quarter average loans of $18.9 billion increased $380 million from the fourth quarter and increased $1.1 billion from the year ago quarter.
With respect to first quarter average balances,

•
Commercial and business lending grew $229 million from the fourth quarter to $7.1 billion, with growth driven by Power and Utilities and Real Estate Investment Trust lending. Commercial and business lending increased $128 million from the year ago quarter.

•
Commercial real estate lending grew $96 million from the fourth quarter to $4.5 billion, with growth driven by real estate construction lending. Commercial real estate lending increased $367 million from the year ago quarter.

•	Consumer lending grew $55 million from the fourth quarter to $7.3 billion, and increased $613 million from the year ago quarter.

Deposits
First quarter average deposits of $20.6 billion were down $41 million from the fourth quarter and up $1.5 billion from the year ago quarter.
With respect to first quarter average balances,

•	Noninterest-bearing demand deposits increased $29 million from the fourth quarter to $5.0 billion, and grew $670 million from the year ago quarter.

•	Interest-bearing demand deposits increased $70 million from the fourth quarter to $3.2 billion, and grew modestly from the year ago quarter.

•	Money market deposits declined $102 million from the fourth quarter to $9.4 billion, and have grown $779 million from the year ago quarter.

•	Time deposits declined $47 million from the fourth quarter to $1.6 billion, and decreased $36 million from the year ago quarter.

•	Savings deposits saw a modest increase from the fourth quarter to $1.4 billion, and have grown $90 million from the year ago quarter.

Net Interest Income and Net Interest Margin
First quarter net interest income of $172 million was modestly higher than the prior quarter and up $4 million, or 2% from the year ago quarter. First quarter net interest margin was 2.81%, a decrease of 1 basis point from the prior quarter and 8 basis points lower than the year ago quarter, reflecting the continued low interest rate environment.

•	Interest and fees on loans increased $4 million, or 3% from the fourth quarter. This increase was partially offset by $1 million in lower interest income from investment securities and other sources.

•	Interest expense on deposits increased $3 million from the fourth quarter, reflecting an 8 basis point increase in the cost of total interest-bearing deposits.

•	Interest on short-term and long-term funding decreased by $1 million from the fourth quarter, primarily as a result of the Company’s retirement of $430 million of senior notes.

Noninterest Income
First quarter noninterest income of $83 million was flat from the fourth quarter and up $3 million, or 4% from the year ago quarter.

•	Insurance commissions increased $3 million from the fourth quarter principally related to seasonally higher property and casualty insurance revenues.

•	Mortgage banking income decreased $4 million from the fourth quarter, primarily driven by lower volumes and a negative change in the interest rate mark at quarter end.

•	Other noninterest income benefited from higher bank owned life insurance income.

Noninterest Expense
First quarter total noninterest expense was $174 million, down $2 million, or 1% from the fourth quarter and was flat from the year ago quarter. The efficiency ratio improved to 67% in the first quarter, compared to 69% in the prior quarter.

•	Lower occupancy, loan expense, OREO, fraud-related and other costs contributed to a $5 million reduction in expenses from the fourth quarter.

•	These savings were partially offset by $3 million in higher legal and professional fees, personnel expense and business development and advertising expenses.

Taxes
First quarter income taxes were $19 million with an effective tax rate of 31%, compared to $22 million and 32% in the year ago period.

Credit
First quarter credit trends deteriorated, principally driven by risk rating migration in the Company’s oil and gas portfolio, with increases in the levels of potential problem loans, nonaccrual loans and net charge offs.
The provision for credit losses was $20 million in the first quarter, flat from the prior quarter and up $16 million from the year ago quarter. The provision in the first quarter was primarily attributable to oil and gas credits.
The Company’s allowance for loan losses was $277 million, up $3 million from the fourth quarter, and up $12 million from the year ago quarter. The allowance for loan losses to total loans was 1.44% in the first quarter, compared to 1.47% in the fourth quarter and 1.48% in the year ago quarter.
The allowance related to the oil and gas portfolio was $49 million, up $7 million from the fourth quarter, and up $22 million from the year ago quarter. The allowance represented 6.5% of total oil and gas loans at quarter end, compared to 5.6% at year end, and 3.5% at March 31, 2015.

Capital
During the first quarter, the Company repurchased $20 million of common stock, or approximately 1.2 million shares, at an average cost of $17.10 per share.
The Company’s capital position remains strong, with a common equity Tier 1 ratio of 9.3% at March 31, 2016. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2016 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 21, 2016. Interested parties can listen to the call live on the internet through the investor relations section of the Company's website, http://investor.associatedbank.com or by dialing 877-407-8037. The first quarter 2016 financial tables and an accompanying slide presentation for the call will be available on the Company's website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp first quarter 2016 earnings call. An audio archive of the webcast will be available on the Company’s website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $28 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(in thousands)	Mar 31, 2016	Dec 31, 2015	Seql Qtr $ Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr $ Change
Assets
Cash and due from banks	$287,183	$374,921	$(87,738)	$303,701	$375,369	$355,541	$(68,358)
Interest-bearing deposits in other financial institutions	68,025	79,764	(11,739)	70,023	101,573	488,426	(420,401)
Federal funds sold and securities purchased under agreements to resell	20,200	19,000	1,200	36,490	39,850	3,380	16,820
Investment securities held to maturity, at amortized cost	1,176,821	1,168,230	8,591	604,799	532,382	438,047	738,774
Investment securities available for sale, at fair value	4,905,841	4,967,414	(61,573)	5,403,656	5,407,998	5,358,310	(452,469)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	181,853	147,240	34,613	160,871	160,765	189,222	(7,369)
Loans held for sale	128,339	124,915	3,424	105,144	151,146	159,963	(31,624)
Loans	19,227,240	18,714,343	512,897	18,524,773	18,303,252	17,979,032	1,248,208
Allowance for loan losses	(277,370)	(274,264)	(3,106)	(262,536)	(261,538)	(265,268)	(12,102)
Loans, net	18,949,870	18,440,079	509,791	18,262,237	18,041,714	17,713,764	1,236,106
Premises and equipment, net	331,711	267,606	64,105	271,119	274,338	274,591	57,120
Goodwill	971,951	968,844	3,107	968,844	968,844	968,774	3,177
Mortgage servicing rights, net	59,414	61,341	(1,927)	61,402	61,192	59,733	(319)
Other intangible assets	16,966	16,458	508	16,978	17,863	18,251	(1,285)
Trading assets	53,087	32,192	20,895	43,752	35,386	42,336	10,751
Other assets(1)	1,027,606	1,043,831	(16,225)	1,154,750	1,012,957	994,343	33,263
Total assets	$28,178,867	$27,711,835	$467,032	$27,463,766	$27,181,377	$27,064,681	$1,114,186
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$5,272,685	$5,562,466	$(289,781)	$4,657,261	$4,332,171	$4,570,872	$701,813
Interest-bearing deposits	15,412,775	15,445,199	(32,424)	15,901,134	14,937,392	15,280,720	132,055
Total deposits	20,685,460	21,007,665	(322,205)	20,558,395	19,269,563	19,851,592	833,868
Federal funds purchased and securities sold under agreements to repurchase	583,247	431,438	151,809	702,569	689,699	587,272	(4,025)
Other short-term funding	834,161	402,978	431,183	319,766	905,837	75,265	758,896
Long-term funding(1)	2,861,316	2,676,164	185,152	2,676,065	3,175,966	3,425,866	(564,550)
Trading liabilities	55,223	33,430	21,793	45,817	37,169	44,730	10,493
Accrued expenses and other liabilities	176,962	222,914	(45,952)	207,357	198,752	197,818	(20,856)
Total liabilities	25,196,369	24,774,589	421,780	24,509,969	24,276,986	24,182,543	1,013,826
Stockholders’ Equity
Preferred equity	120,347	121,379	(1,032)	121,379	122,015	59,727	60,620
Common equity
Common stock	1,630	1,642	(12)	1,642	1,642	1,674	(44)
Surplus	1,447,368	1,458,522	(11,154)	1,455,034	1,450,200	1,505,170	(57,802)
Retained earnings	1,599,835	1,593,239	6,596	1,570,199	1,538,684	1,509,967	89,868
Accumulated other comprehensive income (loss)	2,167	(32,616)	34,783	15,376	2,594	24,800	(22,633)
Treasury stock	(188,849)	(204,920)	16,071	(209,833)	(210,744)	(219,200)	30,351
Total common equity	2,862,151	2,815,867	46,284	2,832,418	2,782,376	2,822,411	39,740
Total stockholders’ equity	2,982,498	2,937,246	45,252	2,953,797	2,904,391	2,882,138	100,360
Total liabilities and stockholders’ equity	$28,178,867	$27,711,835	$467,032	$27,463,766	$27,181,377	$27,064,681	$1,114,186

(1)
During the first quarter of 2016, the Corporation adopted a new accounting standard related to simplifying the presentation of debt issuance costs.  Under this new accounting standard, debt issuance costs are still capitalized; however, they are reflected on the balance sheet with the related debt issued rather than within other assets.  All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Seql Qtr					Comp Qtr
(in thousands, except per share amounts)	1Q16	4Q15	$ Change	% Change	3Q15	2Q15	1Q15	$ Change	% Change
Interest Income
Interest and fees on loans	$159,656	$155,602	$4,054	3%	$155,663	$152,417	$151,945	$7,711	5%
Interest and dividends on investment securities:
Taxable	25,516	26,395	(879)	(3)%	24,937	23,868	25,092	424	2%
Tax-exempt	7,830	7,783	47	1%	7,917	7,565	7,887	(57)	(1)%
Other interest	1,067	1,639	(572)	(35)%	1,489	1,771	1,692	(625)	(37)%
Total interest income	194,069	191,419	2,650	1%	190,006	185,621	186,616	7,453	4%
Interest Expense
Interest on deposits	11,766	8,844	2,922	33%	8,521	8,141	7,619	4,147	54%
Interest on Federal funds purchased and securities sold under agreements to repurchase	296	229	67	29%	248	235	231	65	28%
Interest on other short-term funding	515	186	329	177%	83	115	81	434	536%
Interest on long-term funding	9,505	10,692	(1,187)	(11)%	10,645	10,642	10,872	(1,367)	(13)%
Total interest expense	22,082	19,951	2,131	11%	19,497	19,133	18,803	3,279	17%
Net Interest Income	171,987	171,468	519	—%	170,509	166,488	167,813	4,174	2%
Provision for credit losses	20,000	20,000	—	—%	8,000	5,000	4,500	15,500	344%
Net interest income after provision for credit losses	151,987	151,468	519	—%	162,509	161,488	163,313	(11,326)	(7)%
Noninterest Income
Trust service fees	11,447	11,965	(518)	(4)%	12,273	12,515	12,087	(640)	(5)%
Service charges on deposit accounts	16,273	16,577	(304)	(2)%	17,385	15,703	15,806	467	3%
Card-based and other nondeposit fees	11,991	12,694	(703)	(6)%	12,618	13,597	12,416	(425)	(3)%
Insurance commissions	21,382	17,997	3,385	19%	17,561	20,077	19,728	1,654	8%
Brokerage and annuity commissions	3,794	3,694	100	3%	3,809	4,192	3,683	111	3%
Mortgage banking, net	4,204	8,271	(4,067)	(49)%	6,643	9,941	7,408	(3,204)	(43)%
Capital market fees, net	3,538	3,423	115	3%	2,170	2,692	2,467	1,071	43%
Bank owned life insurance income	4,770	2,092	2,678	128%	2,448	2,381	2,875	1,895	66%
Asset gains (losses), net(1)	524	(391)	915	(234)%	244	1,854	833	(309)	(37)%
Investment securities gains, net	3,098	4,095	(997)	(24)%	2,796	1,242	—	3,098	N/M
Other	2,171	2,580	(409)	(16)%	2,118	2,288	2,510	(339)	(14)%
Total noninterest income	83,192	82,997	195	—%	80,065	86,482	79,813	3,379	4%
Noninterest Expense
Personnel expense	101,398	100,469	929	1%	101,134	102,986	100,152	1,246	1%
Occupancy	13,802	14,718	(916)	(6)%	14,187	14,308	17,683	(3,881)	(22)%
Equipment	5,446	5,695	(249)	(4)%	6,003	5,739	5,772	(326)	(6)%
Technology	14,264	13,953	311	2%	14,748	16,354	15,558	(1,294)	(8)%
Business development and advertising	8,211	7,652	559	7%	5,964	6,829	5,327	2,884	54%
Other intangible amortization	504	520	(16)	(3)%	885	888	801	(297)	(37)%
Loan expense	3,221	4,120	(899)	(22)%	3,305	3,681	2,996	225	8%
Legal and professional fees	5,025	3,963	1,062	27%	4,207	4,344	4,538	487	11%
Foreclosure / OREO expense, net(1)	1,877	2,371	(494)	(21)%	645	1,264	1,162	715	62%
FDIC expense	7,750	7,500	250	3%	6,000	6,000	6,500	1,250	19%
Other	12,473	15,032	(2,559)	(17)%	14,507	14,384	13,503	(1,030)	(8)%
Total noninterest expense	173,971	175,993	(2,022)	(1)%	171,585	176,777	173,992	(21)	—%
Income before income taxes	61,208	58,472	2,736	5%	70,989	71,193	69,134	(7,926)	(11)%
Income tax expense	18,674	15,681	2,993	19%	21,551	21,793	22,462	(3,788)	(17)%
Net income	42,534	42,791	(257)	(1)%	49,438	49,400	46,672	(4,138)	(9)%
Preferred stock dividends	2,198	2,198	—	—%	2,184	1,545	1,228	970	79%
Net income available to common equity	$40,336	$40,593	$(257)	(1)%	$47,254	$47,855	$45,444	$(5,108)	(11)%
Earnings Per Common Share:
Basic	$0.27	$0.27	$—	—%	$0.31	$0.32	$0.30	$(0.03)	(10)%
Diluted	$0.27	$0.27	$—	—%	$0.31	$0.31	$0.30	$(0.03)	(10)%
Average Common Shares Outstanding:
Basic	148,601	148,834	(233)	—%	148,614	149,903	150,070	(1,469)	(1)%
Diluted	149,454	150,163	(709)	—%	149,799	151,108	151,164	(1,710)	(1)%

N/M = Not meaningful

(1)
During the first quarter of 2016, the consolidated statements of income were modified from prior periods' presentation to conform with the current period presentation, which reflect OREO gains / losses as a component of Foreclosure / OREO expense, net. In prior periods' presentation, OREO gains / losses were reported as a component of asset gains (losses), net. All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Selected Quarterly Information
($ in millions, except per share, full time equivalent employee data and branch count)	1Q16	4Q15	3Q15	2Q15	1Q15
Per Common Share Data
Dividends	$0.11	$0.11	$0.10	$0.10	$0.10
Market value:
High	18.79	20.61	20.55	20.84	19.07
Low	15.48	17.98	17.17	18.50	16.62
Close	17.94	18.75	17.97	20.27	18.60
Book value	18.96	18.62	18.77	18.44	18.38
Tangible book value / share	$12.41	$12.10	$12.23	$11.90	$11.95
Performance Ratios (annualized)
Return on average assets	0.62%	0.62%	0.72%	0.74%	0.71%
Effective tax rate	30.51%	26.82%	30.36%	30.61%	32.49%
Dividend payout ratio(1)	40.74%	40.74%	32.26%	31.25%	33.33%
Selected Trend Information
Average full time equivalent employees	4,374	4,378	4,421	4,465	4,422
Branch count	215	215	225	228	227
Trust assets under management, at market value	$7,844	$7,729	$7,626	$8,068	$8,138
Mortgage loans originated for sale during period	$194	$317	$292	$351	$268
Mortgage portfolio serviced for others	$7,877	$7,915	$7,907	$7,898	$7,920
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.75%	0.77%	0.78%	0.77%	0.75%
Selected Quarterly Ratios
Loans / deposits	92.95%	89.08%	90.11%	94.99%	90.57%
Stockholders’ equity / assets	10.58%	10.60%	10.76%	10.69%	10.65%
Shares outstanding, end of period	150,994	151,239	150,928	150,862	153,567

(1)	Ratio is based upon basic earnings per common share.

Associated Banc-Corp Selected Asset Quality Information
(in thousands)	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Allowance for Loan Losses
Balance at beginning of period	$274,264	$262,536	4%	$261,538	$265,268	$266,302	3%
Provision for loan losses	20,000	19,500	3%	9,000	5,000	4,500	344%
Charge offs	(21,245)	(12,741)	67%	(11,732)	(14,537)	(13,270)	60%
Recoveries	4,351	4,969	(12)%	3,730	5,807	7,736	(44)%
Net charge offs	(16,894)	(7,772)	117%	(8,002)	(8,730)	(5,534)	205%
Balance at end of period	$277,370	$274,264	1%	$262,536	$261,538	$265,268	5%
Allowance for Unfunded Commitments
Balance at beginning of period	$24,400	$23,900	2%	$24,900	$24,900	$24,900	(2)%
Provision for unfunded commitments	—	500	(100)%	(1,000)	—	—	N/M
Balance at end of period	$24,400	$24,400	—%	$23,900	$24,900	$24,900	(2)%
Allowance for credit losses	$301,770	$298,664	1%	$286,436	$286,438	$290,168	4%
Net Charge Offs	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$(14,936)	$(4,586)	226%	$(4,709)	$(3,921)	$(4,650)	221%
Commercial real estate—owner occupied	(43)	(291)	(85)%	504	(1,198)	(739)	(94)%
Commercial and business lending	(14,979)	(4,877)	207%	(4,205)	(5,119)	(5,389)	178%
Commercial real estate—investor	1,239	(665)	(286)%	(496)	(1,856)	2,529	(51)%
Real estate construction	(28)	140	(120)%	(38)	673	743	(104)%
Commercial real estate lending	1,211	(525)	(331)%	(534)	(1,183)	3,272	(63)%
Total commercial	(13,768)	(5,402)	155%	(4,739)	(6,302)	(2,117)	550%
Residential mortgage	(1,232)	(714)	73%	(1,562)	(1,278)	(1,005)	23%
Home equity revolving lines of credit	(902)	(294)	207%	(533)	(246)	(1,220)	(26)%
Home equity loans junior liens	(244)	(623)	(61)%	(358)	(118)	(423)	(42)%
Home equity	(1,146)	(917)	25%	(891)	(364)	(1,643)	(30)%
Other consumer	(748)	(739)	1%	(810)	(786)	(769)	(3)%
Total consumer	(3,126)	(2,370)	32%	(3,263)	(2,428)	(3,417)	(9)%
Total net charge offs	$(16,894)	$(7,772)	117%	$(8,002)	$(8,730)	$(5,534)	205%
Net Charge Offs to Average Loans (in basis points) *	Mar 31, 2016	Dec 31, 2015		Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Commercial and industrial(1)	(97)	(31)		(31)	(25)	(31)
Commercial real estate—owner occupied	(2)	(12)		21	(48)	(30)
Commercial and business lending	(85)	(28)		(24)	(29)	(31)
Commercial real estate—investor	15	(8)		(6)	(24)	33
Real estate construction	(1)	5		(1)	26	30
Commercial real estate lending	11	(5)		(5)	(11)	32
Total commercial	(48)	(19)		(17)	(22)	(8)
Residential mortgage	(8)	(5)		(11)	(9)	(8)
Home equity revolving lines of credit	(41)	(13)		(24)	(11)	(56)
Home equity loans junior liens	(83)	(195)		(104)	(32)	(108)
Home equity	(46)	(36)		(35)	(14)	(64)
Other consumer	(72)	(69)		(75)	(73)	(70)
Total consumer	(17)	(13)		(18)	(14)	(21)
Total net charge offs	(36)	(17)		(17)	(19)	(13)
Credit Quality	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Nonaccrual loans	$286,395	$178,258	61%	$147,454	$160,361	$174,346	64%
Other real estate owned (OREO)	16,056	14,569	10%	13,740	13,557	14,926	8%
Total nonperforming assets	$302,451	$192,827	57%	$161,194	$173,918	$189,272	60%
Loans 90 or more days past due and still accruing	$1,629	$1,648	(1)%	$1,484	$1,662	$1,715	(5)%
Allowance for loan losses to loans	1.44%	1.47%		1.42%	1.43%	1.48%
Allowance for loan losses to nonaccrual loans	96.85	153.86		178.05	163.09	152.15
Nonaccrual loans to total loans	1.49	0.95		0.80	0.88	0.97
Nonperforming assets to total loans plus OREO	1.57	1.03		0.87	0.95	1.05
Nonperforming assets to total assets	1.07	0.70		0.59	0.64	0.70
Year-to-date net charge offs to average loans *	0.36	0.16		0.16	0.16	0.13
* Annualized
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial(1)	$197,115	$93,575	111%	$60,184	$66,394	$63,340	211%
Commercial real estate—owner occupied	9,443	8,049	17%	13,368	18,821	21,861	(57)%
Commercial and business lending	206,558	101,624	103%	73,552	85,215	85,201	142%
Commercial real estate—investor	12,330	8,643	43%	6,921	6,090	13,742	(10)%
Real estate construction	840	940	(11)%	997	2,906	5,423	(85)%
Commercial real estate lending	13,170	9,583	37%	7,918	8,996	19,165	(31)%
Total commercial	219,728	111,207	98%	81,470	94,211	104,366	111%
Residential mortgage	52,212	51,482	1%	51,957	51,920	54,149	(4)%
Home equity revolving lines of credit	8,822	9,917	(11)%	8,060	8,420	9,171	(4)%
Home equity loans junior liens	5,250	5,327	(1)%	5,581	5,356	6,145	(15)%
Home equity	14,072	15,244	(8)%	13,641	13,776	15,316	(8)%
Other consumer	383	325	18%	386	454	515	(26)%
Total consumer	66,667	67,051	(1)%	65,984	66,150	69,980	(5)%
Total nonaccrual loans	$286,395	$178,258	61%	$147,454	$160,361	$174,346	64%

Restructured loans (accruing)	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$28,908	$29,293	(1)%	$28,598	$32,063	$26,466	9%
Commercial real estate—owner occupied	7,693	7,877	(2)%	7,343	5,433	9,780	(21)%
Commercial and business lending	36,601	37,170	(2)%	35,941	37,496	36,246	1%
Commercial real estate—investor	20,993	21,915	(4)%	18,580	22,009	22,775	(8)%
Real estate construction	386	510	(24)%	485	714	717	(46)%
Commercial real estate lending	21,379	22,425	(5)%	19,065	22,723	23,492	(9)%
Total commercial	57,980	59,595	(3)%	55,006	60,219	59,738	(3)%
Residential mortgage	19,807	19,870	—%	20,054	21,373	20,295	(2)%
Home equity revolving lines of credit	1,377	1,332	3%	1,121	1,222	1,251	10%
Home equity loans junior liens	5,540	5,737	(3)%	5,824	6,610	6,642	(17)%
Home equity	6,917	7,069	(2)%	6,945	7,832	7,893	(12)%
Other consumer	893	829	8%	804	796	891	—%
Total consumer	27,617	27,768	(1)%	27,803	30,001	29,079	(5)%
Total restructured loans (accruing)	$85,597	$87,363	(2)%	$82,809	$90,220	$88,817	(4)%
Restructured loans included in nonaccrual loans (not included with restructed loans (accruing))	$35,232	$37,684	(7)%	$36,583	$43,699	$53,553	(34)%

Accruing Loans 30-89 Days Past Due	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$2,901	$1,011	187%	$3,296	$6,357	$1,717	69%
Commercial real estate—owner occupied	520	7,142	(93)%	2,018	1,090	1,849	(72)%
Commercial and business lending	3,421	8,153	(58)%	5,314	7,447	3,566	(4)%
Commercial real estate—investor	1,072	291	268%	1,218	19,843	2,215	(52)%
Real estate construction	415	296	40%	373	312	317	31%
Commercial real estate lending	1,487	587	153%	1,591	20,155	2,532	(41)%
Total commercial	4,908	8,740	(44)%	6,905	27,602	6,098	(20)%
Residential mortgage	3,594	4,930	(27)%	4,811	6,602	4,356	(17)%
Home equity revolving lines of credit	3,582	5,559	(36)%	6,142	5,157	7,150	(50)%
Home equity loans junior liens	2,222	2,360	(6)%	2,423	1,894	1,905	17%
Home equity	5,804	7,919	(27)%	8,565	7,051	9,055	(36)%
Other consumer	1,682	1,870	(10)%	1,723	1,655	1,818	(7)%
Total consumer	11,080	14,719	(25)%	15,099	15,308	15,229	(27)%
Total accruing loans 30-89 days past due	$15,988	$23,459	(32)%	$22,004	$42,910	$21,327	(25)%

Potential Problem Loans	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$328,464	$233,130	41%	$192,174	$127,028	$140,412	134%
Commercial real estate—owner occupied	41,107	35,706	15%	41,466	41,997	43,114	(5)%
Commercial and business lending	369,571	268,836	37%	233,640	169,025	183,526	101%
Commercial real estate—investor	25,385	25,944	(2)%	23,633	23,543	26,026	(2)%
Real estate construction	2,422	3,919	(38)%	2,354	1,327	1,487	63%
Commercial real estate lending	27,807	29,863	(7)%	25,987	24,870	27,513	1%
Total commercial	397,378	298,699	33%	259,627	193,895	211,039	88%
Residential mortgage	3,488	2,796	25%	3,966	5,341	6,621	(47)%
Home equity revolving lines of credit	48	48	—%	141	202	247	(81)%
Home equity loans junior liens	161	174	(7)%	86	230	711	(77)%
Home equity	209	222	(6)%	227	432	958	(78)%
Total consumer	3,697	3,018	22%	4,193	5,773	7,579	(51)%
Total potential problem loans	$401,075	$301,717	33%	$263,820	$199,668	$218,618	83%

(1)
During the first quarter of 2016, the Corporation combined the lease financing portfolio with the commercial and industrial portfolio for disclosure purposes. All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Net Interest Income Analysis—Fully Tax-Equivalent Basis — Sequential and Comparable Quarter
	Quarter ended,
	March 31, 2016			December 31, 2015			March 31, 2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,121,061	$57,258	3.23%	$6,892,162	$55,451	3.19%	$6,993,169	$55,915	3.24%
Commercial real estate lending	4,469,531	38,989	3.51%	4,373,460	37,587	3.41%	4,102,733	36,403	3.60%
Total commercial	11,590,592	96,247	3.34%	11,265,622	93,038	3.28%	11,095,902	92,318	3.37%
Residential mortgage	5,920,280	47,748	3.23%	5,845,557	47,305	3.24%	5,231,698	43,472	3.33%
Retail	1,411,958	16,640	4.72%	1,431,509	16,673	4.65%	1,487,515	17,081	4.62%
Total loans	18,922,830	160,635	3.41%	18,542,688	157,016	3.37%	17,815,115	152,871	3.46%
Investment securities:
Taxable	5,034,072	25,516	2.03%	5,205,033	26,395	2.03%	4,804,411	25,092	2.09%
Tax-exempt(1)	1,045,210	11,980	4.58%	1,016,329	11,909	4.69%	950,336	12,067	5.08%
Other short-term investments	270,261	1,067	1.59%	259,053	1,639	2.53%	578,164	1,692	1.18%
Investments and other	6,349,543	38,563	2.43%	6,480,415	39,943	2.47%	6,332,911	38,851	2.45%
Total earning assets	25,272,373	$199,198	3.16%	25,023,103	$196,959	3.14%	24,148,026	$191,722	3.20%
Other assets, net(4)	2,426,475			2,434,297			2,454,664
Total assets	$27,698,848			$27,457,400			$26,602,690
Liabilities and stockholder's equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,367,646	$236	0.07%	$1,358,141	$249	0.07%	$1,277,469	$238	0.08%
Interest-bearing demand	3,220,409	2,032	0.25%	3,150,628	1,217	0.15%	3,203,727	1,050	0.13%
Money market	9,432,245	6,444	0.27%	9,534,551	4,351	0.18%	8,653,260	3,785	0.18%
Time deposits	1,558,278	3,054	0.79%	1,604,864	3,027	0.75%	1,594,183	2,546	0.65%
Total interest-bearing deposits	15,578,578	11,766	0.30%	15,648,184	8,844	0.22%	14,728,639	7,619	0.21%
Federal funds purchased and securities sold under agreements to repurchase	559,459	296	0.21%	605,026	229	0.15%	585,498	231	0.16%
Other short-term funding	777,898	515	0.27%	368,752	186	0.20%	119,240	81	0.27%
Total short-term funding	1,337,357	811	0.24%	973,778	415	0.17%	704,738	312	0.18%
Long-term funding(4)	2,582,538	9,505	1.47%	2,676,116	10,692	1.60%	3,731,367	10,872	1.17%
Total short and long-term funding	3,919,895	10,316	1.05%	3,649,894	11,107	1.22%	4,436,105	11,184	1.01%
Total interest-bearing liabilities	19,498,473	$22,082	0.45%	19,298,078	$19,951	0.41%	19,164,744	$18,803	0.40%
Noninterest-bearing demand deposits	4,996,596			4,967,719			4,326,557
Other liabilities	233,029			250,957			266,660
Stockholders’ equity	2,970,750			2,940,646			2,844,729
Total liabilities and stockholders’ equity	$27,698,848			$27,457,400			$26,602,690
Interest rate spread			2.71%			2.73%			2.80%
Net free funds			0.10%			0.09%			0.09%
Fully tax-equivalent net interest income and net interest margin		$177,116	2.81%		$177,008	2.82%		$172,919	2.89%
Fully tax-equivalent adjustment		5,129			5,540			5,106
Net interest income		$171,987			$171,468			$167,813

(1)
The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

(4)
During the first quarter of 2016, the Corporation adopted a new accounting standard related to simplifying the presentation of debt issuance costs.  Under this new accounting standard, debt issuance costs are still capitalized; however, they are reflected on the balance sheet with the related debt issued rather than within other assets.  All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Financial Summary and Comparison (in thousands)
Period End Loan Composition	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$6,511,648	$6,190,683	5%	$6,128,080	$6,255,092	$6,189,916	5%
Commercial real estate—owner occupied	917,285	918,212	—%	966,689	978,183	1,003,885	(9)%
Commercial and business lending	7,428,933	7,108,895	5%	7,094,769	7,233,275	7,193,801	3%
Commercial real estate—investor	3,276,733	3,234,266	1%	3,183,352	3,126,440	3,086,980	6%
Real estate construction	1,184,398	1,162,145	2%	1,124,280	1,092,308	1,019,571	16%
Commercial real estate lending	4,461,131	4,396,411	1%	4,307,632	4,218,748	4,106,551	9%
Total commercial	11,890,064	11,505,306	3%	11,402,401	11,452,023	11,300,352	5%
Residential mortgage	5,944,457	5,783,267	3%	5,682,178	5,398,434	5,208,241	14%
Home equity revolving lines of credit	867,860	883,759	(2)%	883,573	880,628	879,827	(1)%
Home equity loans junior liens	115,134	122,043	(6)%	130,892	141,344	154,120	(25)%
Home equity	982,994	1,005,802	(2)%	1,014,465	1,021,972	1,033,947	(5)%
Other consumer	409,725	419,968	(2)%	425,729	430,823	436,492	(6)%
Total consumer	7,337,176	7,209,037	2%	7,122,372	6,851,229	6,678,680	10%
Total loans	$19,227,240	$18,714,343	3%	$18,524,773	$18,303,252	$17,979,032	7%

Period End Deposit and Customer Funding Composition	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Noninterest-bearing demand	$5,272,685	$5,562,466	(5)%	$4,657,261	$4,332,171	$4,570,872	15%
Savings	1,426,951	1,334,420	7%	1,346,407	1,359,478	1,337,643	7%
Interest-bearing demand	3,698,941	3,445,000	7%	3,416,429	3,576,311	3,525,870	5%
Money market	8,718,841	9,102,977	(4)%	9,516,503	8,374,186	8,781,206	(1)%
Brokered CDs	41,440	42,443	(2)%	42,689	39,760	40,699	2%
Other time	1,526,602	1,520,359	—%	1,579,106	1,587,657	1,595,302	(4)%
Total deposits	20,685,460	21,007,665	(2)%	20,558,395	19,269,563	19,851,592	4%
Customer funding	508,262	383,568	33%	524,630	433,044	528,572	(4)%
Total deposits and customer funding	$21,193,722	$21,391,233	(1)%	$21,083,025	$19,702,607	$20,380,164	4%
Network transaction deposits included above in interest-bearing demand & money market	$3,399,054	$3,174,911	7%	$3,207,867	$2,920,939	$2,900,325	17%
Brokered CDs	41,440	42,443	(2)%	42,689	39,760	40,699	2%
Total network and brokered funding	3,440,494	3,217,354	7%	3,250,556	2,960,699	2,941,024	17%
Net customer deposits and funding(2)	$17,753,228	$18,173,879	(2)%	$17,832,469	$16,741,908	$17,439,140	2%

Quarter Average Loan Composition	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Commercial and industrial(1)	$6,207,458	$5,947,939	4%	$6,119,552	$6,171,334	$5,994,876	4%
Commercial real estate—owner occupied	913,603	944,223	(3)%	970,112	995,981	998,293	(8)%
Commercial and business lending	7,121,061	6,892,162	3%	7,089,664	7,167,315	6,993,169	2%
Commercial real estate—investor	3,298,522	3,266,008	1%	3,134,454	3,110,637	3,106,965	6%
Real estate construction	1,171,009	1,107,452	6%	1,125,875	1,038,318	995,768	18%
Commercial real estate lending	4,469,531	4,373,460	2%	4,260,329	4,148,955	4,102,733	9%
Total commercial	11,590,592	11,265,622	3%	11,349,993	11,316,270	11,095,902	4%
Residential mortgage	5,920,280	5,845,557	1%	5,658,253	5,411,193	5,231,698	13%
Home equity revolving lines of credit	876,820	882,599	(1)%	880,660	881,036	882,869	(1)%
Home equity loans junior liens	118,610	126,658	(6)%	136,254	147,391	159,378	(26)%
Home equity	995,430	1,009,257	(1)%	1,016,914	1,028,427	1,042,247	(4)%
Other consumer	416,528	422,252	(1)%	427,589	432,415	445,268	(6)%
Total consumer	7,332,238	7,277,066	1%	7,102,756	6,872,035	6,719,213	9%
Total loans	$18,922,830	$18,542,688	2%	$18,452,749	$18,188,305	$17,815,115	6%

Quarter Average Deposit Composition	Mar 31, 2016	Dec 31, 2015	Seql Qtr % Change	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Comp Qtr % Change
Noninterest-bearing demand	$4,996,596	$4,967,719	1%	$4,573,840	$4,290,567	$4,326,557	15%
Savings	1,367,646	1,358,141	1%	1,357,677	1,352,616	1,277,469	7%
Interest-bearing demand	3,220,409	3,150,628	2%	3,199,391	3,251,196	3,203,727	1%
Money market	9,432,245	9,534,551	(1)%	9,538,030	9,101,589	8,653,260	9%
Time deposits	1,558,278	1,604,864	(3)%	1,624,661	1,630,242	1,594,183	(2)%
Total deposits	$20,575,174	$20,615,903	—%	$20,293,599	$19,626,210	$19,055,196	8%

(1)
During the first quarter of 2016, the Corporation combined the lease financing portfolio with the commercial and industrial portfolio for disclosure purposes. All prior periods have been restated to reflect this change in presentation.

(2)	Total deposits and customer funding excluding total network and brokered funding.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Tangible Common Equity and Common Equity Tier 1 Reconciliation (1)
Common equity	$2,862	$2,816	$2,832	$2,782	$2,823
Goodwill and other intangible assets	(989)	(985)	(986)	(987)	(987)
Tangible common equity	1,873	1,831	1,846	1,795	1,836
Less: Accumulated other comprehensive income (loss)	(2)	33	(15)	(2)	(25)
Less: Deferred tax assets / deferred tax liabilities, net	32	34	34	32	27
Common equity Tier 1	$1,903	$1,898	$1,865	$1,825	$1,838
Average Tangible Common Equity and Common Equity Tier 1 Reconciliation (1)
Common equity	$2,849	$2,819	$2,798	$2,794	$2,785
Goodwill and other intangible assets	(989)	(985)	(986)	(987)	(971)
Tangible common equity	1,860	1,834	1,812	1,807	1,814
Less: Accumulated other comprehensive income (loss)	3	4	(7)	(16)	(18)
Less: Deferred tax assets / deferred tax liabilities, net	33	34	32	29	8
Average common equity Tier 1	$1,896	$1,872	$1,837	$1,820	$1,804
Risk-based Capital (1) (2)
Total risk-weighted assets	$20,457	$19,930	$19,866	$19,610	$19,574
Common equity Tier 1 capital ratio	9.30%	9.52%	9.39%	9.31%	9.39%
Tier 1 capital ratio	9.88%	10.12%	9.98%	9.90%	9.69%
Total capital ratio	12.35%	12.62%	12.49%	12.43%	12.22%
Tier 1 leverage ratio	7.56%	7.60%	7.53%	7.53%	7.39%
Selected Trend Information (3) (4)
Fee-based revenue	$65	$63	$64	$66	$64
Total revenue	$255	$254	$251	$253	$248
Selected Equity and Performance Ratios (1) (5)
Tangible common equity / tangible assets	6.89%	6.85%	6.97%	6.86%	7.04%
Tangible stockholders' equity / tangible assets	7.33%	7.30%	7.43%	7.32%	7.27%
Return on average tangible common equity	8.72%	8.78%	10.35%	10.62%	10.16%
Return on average common equity Tier 1	8.55%	8.60%	10.20%	10.55%	10.22%
Efficiency Ratio Reconciliation (6)
Federal Reserve efficiency ratio	69.01%	70.49%	68.85%	70.23%	70.26%
Fully tax-equivalent adjustment	(1.37)%	(1.52)%	(1.38)%	(1.35)%	(1.41)%
Other intangible amortization	(0.20)%	(0.21)%	(0.36)%	(0.35)%	(0.32)%
Fully tax-equivalent efficiency ratio	67.44%	68.76%	67.11%	68.53%	68.53%

(1)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions. These regulatory capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(2)	March 31, 2016 data is estimated.

(3)
Fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Page 2 in the Consolidated Statements of Income.

(4)	Total revenue, a non-GAAP financial measure, is the sum of net interest income and noninterest income, as presented on Page 2 in the Consolidated Statements of Income.

(5)
The ratios tangible common equity to tangible assets and tangible equity to tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

(6)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.